                                                                     EXHIBIT 4.1




[LEGEND] NUMBER AR          ARBOR REALTY TRUST, INC.        [LEGEND] SHARES

                      SHARES OF COMMON STOCK    SEE REVERSE FOR IMPORTANT NOTICE
INCORPORATED IN THE  Par Value $.01 per share       ON TRANSFER RESTRICTIONS
 STATE OF MARYLAND                                    AND OTHER INFORMATION

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This Certifies that




is the owner of
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            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                            ARBOR REALTY TRUST, INC.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized Attorney when surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto.

                              CERTIFICATE OF STOCK

      This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated _____, 200[_]                                           [LEGEND]

                        [LEGEND] Arbor Realty Trust, Inc.
                                      SEAL
                               STATE OF MARYLAND                       PRESIDENT
COUNTERSIGNED AND REGISTERED:                                 [LEGEND]
   AMERICAN STOCK TRANSFER & TRUST COMPANY
       (NEW YORK, N.Y.) TRANSFER AGENT
                         AND REGISTRAR                                 SECRETARY
BY:
                         AUTHORIZED SIGNATURE

                                IMPORTANT NOTICE

      The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-21l(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

      The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person Beneficially or Constructively Owns shares of the Corporation's Common Stock in excess of 9.6 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of Capital Stock of the Corporation in excess of 9.6 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries or, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

      Prior to the date (i) the Common Stock qualifies as a class of "publicly offered securities," or (ii) the Corporation complies with another available exception under the plan assets regulation issued by the Department of Labor, the sale, transfer or disposition of shares of Common Stock or interests therein will not be permitted unless, following such sale, transfer or disposition, no such share of Common Stock or interest therein is held by any (i) employee benefit plan , as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA;
(ii) plan described in Section 4975 of the Code, that is subject to Section 4975 of the Code; (iii) entity whose underlying assets include the investment of assets by a plan described in (i) or (ii) in such entities; or any (iv) entity that otherwise constitutes a "benefit plan investor" within the meaning of the plan assets regulation that is subject to Title I of ERISA or Section 4975 of the Code.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM -- as tenants in common                 UNIF GIFT/TRANS MIN ACT-_______________Custodian_______________
        TEN ENT -- its tenants by the entireties                                         (Cust)                     (Minor)
        JT TEN --  as joint tenants with right of                                         under Uniform Gifts/Transfers to Minors
                   survivorship and not as tenants                                        Act _____________
                   in common                                                                      (State)

     Additional abbreviations may also be used though not in the above list.

               FOR VALUE RECEIVED ______________________ hereby sell, assign and transfer unto

               PLEASE INSERT SOCIAL SECURITY OR OTHER
               IDENTIFYING NUMBER OF ASSIGNEE  [LEGEND]

                 ______________________________________


                 ______________________________________


               _______________________________________________________________
                    (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


               _______________________________________________________________

               _______________________________________________________________

               __________________________________________________________ Shares

               of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint


               ________________________________________________________ Attorney

               to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

               Dated ___________________

                        _______________________________________________
               NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

               SIGNATURE(S) GUARANTEED

               By __________________________________________________________

                  THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.


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